                     SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934
                        (Amendment No. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential,  for Use of the  Commission  Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                        MNB BANCSHARES, INC.
         (Name of Registrant as Specified In Its Charter)

        Mark Herpich, Vice President, Secretary and Treasurer
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[   ] Fee    computed   on   table   below   per    Exchange    Act
      Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:


      2) Aggregate number of securities to which transaction applies:


      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


      4) Proposed maximum aggregate value of transaction:


      5) Total fee paid:


[   ] Fee paid previously with preliminary materials.

[   ] Check  box if any part of the fee is offset  as  provided  by
      Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:


      2) Form, Schedule or Registration Statement No.:


      3) Filing Party:


      4) Date Filed:

[MNB BANCSHARES, INC. .. LOGO]


                         800 Poyntz Avenue
                      Manhattan, Kansas 66505
                          (785) 565-2000

                          April 18, 2000

Dear Stockholder:

      On behalf of the board of directors and management of MNB Bancshares, Inc., we cordially invite you to attend the annual meeting of stockholders, to be held at 2:00 p.m. on Wednesday, May 17, 2000, at the Kansas State University Student Union, 17th and Anderson Avenue, Manhattan, Kansas. The accompanying notice of annual meeting of stockholders and proxy statement discuss the business to be conducted at the meeting. At the meeting we shall report on our operations and the outlook for the year ahead.

      Your board of directors has nominated two persons to serve as Class II directors, each of whom are incumbent directors.
Your board of directors has selected and recommends that you ratify the appointment of KPMG LLP to continue as our independent public accountants for the year ending December 31, 2000.

      We recommend that you vote your shares for the director nominees and in favor of the proposal.

      We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will ensure that your shares are represented at the meeting.

      We look forward with pleasure to seeing and visiting with you at the meeting.

                               Very truly yours,

                               MNB BANCSHARES, INC.



                            /s/Patrick L. Alexander
                               President and Chief Executive Officer

[MNB BANCSHARES, INC. ...LOGO]

                         800 Poyntz Avenue
                      Manhattan, Kansas 66505
                          (785) 565-2000

                             NOTICE OF
                  ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD MAY 17, 2000

To the stockholders of

MNB BANCSHARES, INC.

The annual meeting of the stockholders of MNB Bancshares, Inc., a Delaware corporation, will be held at the Kansas State University Student Union, 17th and Anderson Avenue, Manhattan, Kansas, 66506, on Wednesday, May 17, 2000, at 2:00 p.m., local time, for the following purposes:

1. to elect two Class II directors for a term of three years.

2. to approve the appointment of KPMG LLP as our independent public accountants for the fiscal year ending December 31, 2000.

3. to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

The board of directors has fixed the close of business on April 3, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed in order to permit further solicitation of proxies.

By order of the Board of Directors



/s/Patrick L. Alexander
   President and Chief Executive Officer

Manhattan, Kansas
April 18, 2000

[MNB BANCSHARES, INC. ...LOGO]

                          PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the board of directors of MNB Bancshares, Inc. of proxies to be voted at the annual meeting of stockholders to be held at the Kansas State University Student Union, 17th and Anderson Avenue, Manhattan, Kansas, 66506, on Wednesday, May 17, 2000, at 2:00 p.m., local time, and at any adjournments or postponements of the meeting.

The board of directors would like to have all stockholders
represented at the meeting.  If you do not expect to be present, please sign and return your proxy card in the enclosed
self-addressed, stamped envelope.  You may revoke your proxy at any time before it is voted, by:

o     giving written notice to the corporate secretary of MNB
      Bancshares, provided such written notice is received prior to the annual meeting or any adjournments or postponements of the meeting;

o     submitting a later dated proxy; or

o by attending the annual meeting and choosing to vote in person.

The giving of a proxy will not affect your right to vote in person if you attend the meeting.

Our principal executive office is located at 800 Poyntz Avenue, Manhattan, Kansas and its mailing address is P.O. Box 308, Manhattan, Kansas 66505. This proxy statement and the accompanying proxy card are being mailed to stockholders on or about April 18, 2000. Our 1999 annual report, which includes consolidated financial statements of MNB Bancshares and our subsidiary, is enclosed.

We are the holding company for Security National Bank, Manhattan, Kansas. In addition to its main office in Manhattan, Security National Bank also has branch offices in Auburn, Manhattan, Osage City, and Topeka.

Only holders of record of our common stock at the close of business on April 3, 2000, will be entitled to vote at the annual meeting or any adjournments or postponements of the meeting. On April 3, 2000, we had 1,444,021 shares of common stock, par value $0.01 per share, issued and outstanding. In the election of directors, and for all other matters to be voted upon at the annual meeting, each issued and outstanding share is entitled to one vote.

All shares of common stock represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and for adoption of the proposals set forth in this proxy statement.

A majority of the shares of the common stock, present in person or represented by proxy, shall constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. In all other matters, the affirmative vote of a majority of shares required to constitute a quorum and voting on the subject matter shall be required to constitute stockholder approval.
Abstentions will be counted as votes against a proposal and broker non-votes will have no effect on the vote.

ELECTION OF DIRECTORS

At the annual meeting of the stockholders to be held on May
17, 2000, the stockholders will be entitled to elect two Class II directors for a term expiring in 2003. The directors are divided into three classes having staggered terms of three years. The nominees for election as Class II directors are incumbent directors. We have no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

Set forth below is information concerning the nominees for election and for the other persons whose terms of office will continue after the meeting, including the age, year first elected a director and business experience during the previous five years as of April 3, 2000. The two nominees, if elected at the annual meeting of stockholders, will serve as Class II directors for three year terms expiring in 2003. We unanimously recommend that you vote FOR each of the nominees for director.

                             NOMINEES
                          Position with MNB             Director
Name                Age   Bancshares                     Since
                          and Security National Bank
CLASS II
(Term Expires 2003)

Susan E. Roepke      60   Director of MNB Bancshares     1997
                          and Security National Bank

Donald J. Wissman    62   Director of MNB Bancshares     1994
                          and Security National Bank


                          CONTINUING DIRECTORS

                          Position with MNB             Director
Name                Age   Bancshares                     Since
                          and Security National Bank
CLASS III
(Term Expires 2001)

Brent A. Bowman      50   Chairman of the board of       1987
                          MNB Bancshares and
                          Security National Bank

Charles D. Green     74   Director of MNB Bancshares     1957
                          and Security National Bank

Vernon C. Larson     76   Director of MNB Bancshares     1974
                          and Security National Bank

CLASS I
(Term Expires 2002)

Patrick         L.   47   President, chief executive     1990
Alexander                 officer and Director of
                          MNB Bancshares and
                          Security National Bank

Joseph L. Downey     63   Director of MNB Bancshares     1996
                          and Security National Bank

Jerry R. Pettle      61   Director of MNB Bancshares     1978
                          and Security National Bank

All of our directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified, and all executive officers hold office for a term of one year. There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of our directors or executive officers have been selected for their respective positions, except that MNB Bancshares and Security National Bank have entered into an employment contract with Mr. Alexander. No director is related to any other director or executive officer of MNB Bancshares or its subsidiary by blood, marriage or adoption.

The business experience of each nominee and continuing director for the past five years is as follows:

Patrick L. Alexander became president and chief executive officer of the Manhattan Federal Savings and Loan Association (the predecessor-in-interest to Security National Bank) in 1990, and became the president and chief executive officer of MNB Bancshares and Security National Bank in 1992 and 1993, respectively. From 1986 to 1990, Mr. Alexander served as president of the Kansas State Bank of Manhattan, Manhattan, Kansas. Mr. Alexander serves as a member of the board of directors of the Big Lakes Foundation, Inc. and serves on the economic development committee of the Manhattan Chamber of Commerce.

Brent A. Bowman has been president of Brent Bowman and Associates Architects, P.A., an architectural firm in Manhattan, Kansas, since 1979. He serves on the Big Lakes Developmental
Center Board.

Joseph L. Downey was a director of Dow Chemical Co. since
1989 and a Dow Senior Consultant since 1995 after having served in a variety of executive positions with that company, including senior vice president from 1991 to 1994. He retired from the Dow
Chemical Co. board in 1999.

Charles D. Green is a former partner in the Manhattan, Kansas law firm of Arthur-Green LLP from 1950 to 1993. Mr. Green formerly served as a director of the Commerce Bank, N.A., a wholly-owned subsidiary of CBI-Central Kansas, Inc., which is a wholly owned subsidiary of Commerce Bancshares, Inc., Kansas City, Missouri.

Vernon C. Larson was the assistant provost and director of International Programs at Kansas State University, Manhattan,
Kansas from 1962 until his retirement in 1991.

Jerry R. Pettle is a dentist who practiced with Dental
Associates of Manhattan, P.A., in Manhattan, Kansas, from 1965 until his retirement in 1999. Dr. Pettle is a member of the Manhattan Medical Center board of directors and is an examiner for the Kansas Dental Board.

Susan E. Roepke is a former vice president of MNB
Bancshares, serving in that capacity from its inception in 1992 until she retired as an officer of MNB Bancshares and Security National Bank at the end of 1998. She also served in a number of senior management positions with Security National Bank since 1970, including senior vice president, secretary and cashier since 1993.

Donald J. Wissman is the former chairman of DPRA
Incorporated, an environmental/economic research and consulting firm headquartered in Manhattan, Kansas. He served in that capacity from 1987 to 1998. Dr. Wissman began his service with the firm in 1965 and served as vice president and senior vice president involved in economic and environmental regulatory consulting assignments. He is the founder and served as president of the Grain Industry Alliance from 1996-1998. He served as chairman and director of the Manhattan Chamber of Commerce and on the board of directors of the Kansas State University Research Foundation.

Board Committees and Meetings

There presently are two committees of the board of directors, a stock option committee, which administers our stock option plan, and an audit committee. The full board of directors considers nominations to the board, and will consider nominations made by stockholders if such nominations are in writing and otherwise comply with our bylaws. The board of directors of Security National Bank has an executive committee and a directors' loan committee.

The executive committee consists of directors Bowman
(Chairman), Alexander, Roepke, Wissman and Mr. William F. Caton, a director of Security National Bank. The executive committee has authority to perform policy reviews, oversee and direct compensation and personnel functions, monitor marketing and CRA activities, review and approve the budget and asset/liability position and undertake other organizational issues and planning discussions as deemed appropriate. The committee meets monthly on a regularly scheduled basis and more frequently if necessary. During 1999 the committee met eleven times.

The directors' loan consists of directors Green (Chairman), Alexander, Downey, Larson and Pettle. The directors' loan committee is responsible for policy review and oversight of the loan and investment functions. It has the authority to approve loans in excess of the officers' loan committee lending authority up to legal lending limits, subject to certain exceptions which apply to certain levels of unsecured and insider loans which must be approved by the entire board of directors. The committee reviews the loan loss reserve for adequacy and reviews in detail lending and investment activities. The committee meets monthly on a regularly scheduled basis and more frequently if necessary. During 1999 the committee met twelve times.

The audit committee consists of directors Pettle (Chairman), Bowman, Larson, Wissman and Mr. Caton, a director of Security National Bank. The audit committee is responsible for overseeing the internal and external audit functions. It approves internal audit staffing, salaries and programs. The internal auditor reports directly to the committee on audit and compliance matters. The committee also reviews and approves the scope of the annual external audit and consults with the independent auditors regarding the results of their auditing procedures. The committee normally meets quarterly. During 1999 the committee met four times.

The stock option committee consists of directors Bowman (Chairman) Pettle and Wissman. The stock option committee administers the stock option plan and has the authority, among other things, to select the employees to whom options will be granted, to determine the terms of each option, to interpret the provisions of the stock option plan and to make all determinations that it may deem necessary or advisable for the administration of the stock option plan. During 1999 the committee did not meet.

A total of twelve regularly scheduled and special meetings were held by the board of directors of MNB Bancshares during 1999. During 1999, all directors attended at least 75 percent of the meetings of the board and the committees on which they serve.

Directors receive no fees for attendance at regularly scheduled meetings of the board of directors and they receive $100 for attendance at special meetings. Directors of Security National Bank receive fees of $400 per month plus $100 per meeting for attendance at regularly scheduled meetings of the board of directors and $100 per month for attendance at regularly scheduled meetings of committees, except that Mr. Alexander does not receive additional amounts for attendance at committee meetings.

                      EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation paid or granted to our chief executive officer for the past three fiscal years. None of the remaining executive officers of MNB Bancshares or Security National Bank had an aggregate salary and bonus which exceeded $100,000.

===========================================================================

                        SUMMARY COMPENSATION TABLE
                                                Long Term
                                 Annual       Compensation
                              Compensation       Awards
---------------------------------------------------------------------------
      (a)           (b)       (c)      (d)         (g)           (i)

                                               Securities     All Other
    Name and     Year Ended                    Underlying    Compensation
   Principal     December   Salary($)Bonus($) Options/SARs(#)   ($)(2)
    Position        31st
===========================================================================
---------------------------------------------------------------------------

Patrick L.          1999    $155,313   $5,000       ---         $9,000
Alexander           1998     145,315    ---         ---          8,516
president and       1997     119,957   32,045       ---         13,651
chief executive
officer

===========================================================================
____________________________

(1)   Includes amounts deferred.

(2) Represents contributions made to our employee stock ownership plan. The contribution to the employee stock ownership plan is expected to be approximately $9,000 for 1999.


The following table sets forth certain information concerning the number and value of stock options at December 31, 1999 held by the chief executive officer.

============================================================================

      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                             OPTION/SAR VALUES
----------------------------------------------------------------------------
                                         Number of
                                         Securities          Value of
                                         Underlying         Unexercised
                                        Unexercised        In-the-Money
                                      Options/SARs at     Options/SARs at
                                         FY-End (#)         FY-End ($)
                                            (d)                 (e)
                                     ---------------------------------------
                Shares         Value        Exer-    Unexer-   Exer-    Unexer-
     Name       Acquired       Realized     cisable  cisable   cisable  cisable
      (a)       on Exercise
                (#)             (c)
                   (b)
============================================================================
  Patrick L.      7,000       $73,500      27,693(1)   ---    $125,142    $---
   Alexander

============================================================================
____________________________

(1)   Includes options resulting from stock dividends paid by MNB
Bancshares.

Employment Agreement

In January, 1993, MNB Bancshares and Security National Bank entered into an employment agreement with Patrick L. Alexander. The employment agreement initially provided for an initial base salary of $94,605, which may be increased but not decreased, and an initial term of three years, with one year extensions thereafter unless the agreement has been terminated by us or Mr. Alexander. The term of the agreement will be extended three additional years upon any change in control of MNB Bancshares or Security National Bank, as defined in the agreement. The employment agreement will terminate upon the death or disability of Mr. Alexander, in the event of certain regulatory actions or upon notice by either us or Mr. Alexander, with or without cause. The employment agreement will be suspended in the event of a regulatory suspension of Mr. Alexander's employment. In the event of termination of Mr. Alexander's employment due to disability or without cause, we will be obligated to pay or to provide to him, as applicable, continued salary and benefits until the earlier of the expiration of the term of the agreement or his death. In the event Mr. Alexander's employment discontinues following a change in control of MNB Bancshares or Security National Bank, the successor to is obligated to make a lump sum payment to him equal to three times his then annual salary and to continue benefits until the earlier of three years or his death. For purposes of the employment agreement, Mr. Alexander's employment will be considered terminated following a change in control in the event his right to retain his position with Security National Bank or to exercise fully the authority, duties and responsibilities of such position is changed or terminated. The employment agreement includes a covenant which will limit the ability of Mr. Alexander to compete with Security National Bank in an area encompassing a fifty mile radius from the main office for a period of one year following the termination of his employment with Security National Bank. The geographic area covered by this provision constitutes a portion of Security National Bank's primary service area.

Executive Committee Report on Executive Compensation

The executive committee has furnished the following report on executive compensation. The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by MNB Bancshares shall not be deemed to include the report unless the report is specifically stated to be incorporated by reference into such document.

The executive committee of the board of directors of Security National Bank is composed of five directors and is responsible for recommendations to the board of directors of MNB Bancshares for compensation of executive officers of Security National Bank and MNB Bancshares. At this time no separate salary is paid to the officers of MNB Bancshares. In determining compensation, the following factors are generally taken into consideration:

1. the performance of the executive officers in achieving the short and long term goals of MNB Bancshares;

2. payment of compensation commensurate with the ability and expertise of the executive officers; and

3. we attempt to structure compensation packages so that they are competitive with similar companies.

The committee considers the foregoing factors, as well as others, in determining compensation. There is no assigned weight given to any of these factors.

Additionally, the executive committee considers various benefits, such as the employee stock ownership plan and the stock option plan, together with perquisites in determining compensation. The committee believes that the benefits provided through the stock based plans more closely tie the compensation of the officers to the interests of the stockholders and provide significant additional performance incentives for the officers which directly benefit the stockholders through an increase in the stock value.

The executive committee felt it would be beneficial to shareholders to have executive officers take a portion of incentive pay in the form of shares of our stock. As a result of this thought process, the committee changed the incentive program for 1999 to enable officers to have the ability to take a portion or all of their after-tax incentive compensation in the form of our common stock.

Annually, the executive committee evaluates four primary areas of performance in determining Mr. Alexander's level of compensation. These areas are:

o     long-range strategic planning and implementation;

o     our financial performance;

o our compliance with regulatory requirements and relations with regulatory agencies; and

o effectiveness of managing relationships with stockholders and the board of directors.

When evaluating our financial performance, the committee considers profitability, asset growth and risk management. The primary evaluation criteria are considered to be essential to the long-term viability and are given equal weight in the evaluation. Finally, the committee reviews compensation packages of peer institutions to ensure that Mr. Alexander's compensation is competitive and commensurate with his level of performance.

The 1999 compensation of Mr. Alexander was based upon the factors described above and his substantial experience and length of service with the organization. During 1999, Mr. Alexander successfully headed our acquisition program, which included planning, analysis, and contacting a number of financial institutions. Mr. Alexander did not participate in any decisions pertaining to his compensation.

Members of the executive committee are:

Brent A. Bowman, Chairman
Patrick L. Alexander
Susan E. Roepke
Donald J. Wissman
William F. Caton


Performance Graph

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by MNB Bancshares shall not be deemed to include the following performance graph and related information unless the graph and related information are specifically stated to be incorporated by reference into the document.

The following graph shows a five year comparison of cumulative total returns for MNB Bancshares, The Nasdaq Stock Market (U.S. Companies) and the Nasdaq Bank Stocks index. The graph assumes that $100 was invested in our common stock and in each index on January 1, 1994. This graph as prepared, at our request, by Research Data Group, Inc., San Francisco, California.



COMPARISON OF CUMULATIVE TOTAL RETURN*
ASSUMES $100 INVESTED ON DECEMBER 31, 1994
[PERFORMANCE GRAPH]

*Total return assumes reinvestment of dividends and reflects our prior split and stock dividends.

---------------------------------------------------------------------

                   12/31/9412/31/95 12/31/9612/31/9712/31/9812/31/99
---------------------------------------------------------------------
MNB Bancshares, Inc.  $100    $122     $148    $176    $164    $125
Nasdaq Market - U.S.  $100    $141     $174    $213    $300    $542
Nasdaq Bank Stocks    $100    $149     $197    $329    $327    $314
---------------------------------------------------------------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding our common stock beneficially owned on April 3, 2000 with respect to all persons known to us to be the beneficial owner of more than five percent of our common stock, each director and nominee, each executive officer named in the summary compensation table above and all directors and executive officers of as a group.


Name of Individual and           Amount and Nature of      Percent
Number of Persons in Group       Beneficial Ownership (1)  of Class

5% Stockholders
First Manhattan Co.              103,737(2)                  7.18%
437 Madison Avenue
New York, New York 10022

MNB Bancshares, Inc.             111,790(3)                  7.74%
Employee Stock
Ownership Plan
800 Poyntz Avenue
Manhattan, Kansas  66505

Jack Goldstein                    99,360(4)                  6.88%
555 Poyntz Avenue
Manhattan, Kansas  66502

Patrick L. Alexander             110,019(5)                  7.48%
2801 Brad Lane
Manhattan, Kansas  66502

Rolla Goodyear                   121,572(6)                  8.42%
4009 Saltburn Drive
Plano, Texas  75093

Susan E. Roepke                  113,412(7)                  7.76%
2600 Sumac Drive
Manhattan, Kansas  66502

Directors
Brent A. Bowman                    5,471                       *
Joseph L. Downey                  13,994(8)                    *
Charles D. Green                  29,594(9)                  2.05%
Vernon C. Larson                   9,992(10)                   *
Jerry R. Pettle                   16,193(11)                 1.12%
Donald J. Wissman                  5,116(12)                    *
All directors and
executive officers
as a group (12 persons)          356,545(13)                24.09%
____________________________________
*Less than 1%.

(1) The information contained in this column is based upon information furnished to us by the persons named above and the members of the designated group. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares in this table shall not be deemed to be an admission of beneficial ownership of such shares. Amounts shown include shares issued pursuant to a stock dividend paid by us in August, 1999. Amounts shown reflect the 2 for 1 stock split effected in February, 1998.

(2)   Pursuant to an Amendment dated February 9, 2000, to a
      Schedule 13G/A filed by First Manhattan Co. Includes 5,981 shares over which First Manhattan Co. has shared voting and shared investment power.

(3) Includes 81,112 shares which have been allocated to participants' accounts under our employee stock ownership plan.

(4)   Pursuant to a Schedule 13D dated August 20, 1999.

(5) Includes 4,963 shares held in an individual retirement account of which the power to vote such shares is shared with the individual retirement account administrator and 43,814 shares over which voting and investment power is shared with his spouse. Also includes 27,693 shares presently obtainable through the exercise of options granted under our stock option plan, over which shares Mr. Alexander has no voting and sole investment power.

(6) Includes 2,345 shares held by Mr. Goodyear's spouse, over which shares Mr. Goodyear has no voting or investment power.

(7) Ms. Roepke is a retired vice president and the chief financial officer of MNB Bancshares. She currently is a member of the board of directors. This includes 21,601 shares held in an individual retirement account, of which the power to vote such shares is shared with the individual retirement account administrator, 3,338 shares held in her spouse's individual retirement account and over which Ms.
      Roepke has shared voting and investment power, 2,676 shares held in a living trust of which Ms. Roepke is a co-trustee and over which Ms. Roepke has shared voting and investment power, 30,317 shares held in her spouse's living trust and over which Ms. Roepke has shared voting and investment power, and 17,822 shares presently obtainable through the exercise of options granted under our stock option plan, over which shares Ms. Roepke has no voting and sole investment power.

(8) Represents 13,994 shares held jointly with his spouse and over which Mr. Downey has shared voting and investment power.

(9) Includes 2,795 shares presently obtainable through the exercise of options granted under our stock option plan, over which shares Mr. Green has no voting and sole investment power.

(10) Represents 9,992 shares held jointly with his spouse and over which Mr. Larson has shared voting and investment power.

(11)  Includes 6,697 shares held in Dental Associates Profit
      Sharing Plan and over which Mr. Pettle has full voting and investment power.

(12)  Includes 1,609 shares held by his spouse and over which Mr.
      Wissman has shared voting and investment power.

(13) Includes an aggregate of 36,132 shares presently obtainable through the exercise of options granted under our stock option plan.

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange
Commission and with the exchange on which our shares of common stock are traded. These persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of these forms, we are not aware that any of our directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during 1999.


                   TRANSACTIONS WITH MANAGEMENT

Our directors and officers and their associates were customers of and had transactions with MNB Bancshares and Security National Bank during 1999. Additional transactions are expected to take place in the future. All outstanding loans, commitments to loan, and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

INDEPENDENT PUBLIC ACCOUNTANTS

Stockholders will be asked to approve the appointment of KPMG LLP as our independent public accountants for the year ending December 31, 2000. A proposal will be presented at the annual meeting to ratify the appointment of KPMG LLP. If the appointment of KPMG LLP is not ratified, the matter of the appointment of independent public accountants will be considered by the board of directors. Representatives of KPMG LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

We unanimously recommend that you vote FOR this appointment.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposal which a stockholder wishes to have included in our proxy materials relating to the next annual meeting of stockholders, which is scheduled to be held in May 2001, must be received at our principal executive offices located at 800 Poyntz Avenue, Manhattan, Kansas 66505, Attention: Mr. Patrick L. Alexander, President, no later than December 17, 2000, and must otherwise comply with the notice and other provisions of our bylaws.

GENERAL

Your proxy is solicited by the board of directors and we will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of MNB Bancshares or Security National Bank, acting on our behalf, may solicit proxies by telephone, telegraph or personal interview. We will, at our expense, upon the receipt of a request from brokers and other custodians, nominees and fiduciaries, forward proxy soliciting material to the beneficial owners of shares held of record by individuals.

OTHER BUSINESS

It is not anticipated that any action will be asked of the stockholders other than that set forth above, but if other matters properly are brought before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

FAILURE TO INDICATE CHOICE

If any stockholder fails to indicate a choice in items (1) and (2) on the proxy card, the shares of such stockholder shall be voted (FOR) in each instance.

REPORT ON FORM 10-K

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON REPRESENTING THAT HE OR SHE WAS A BENEFICIAL OWNER OF OUR COMMON STOCK AS OF THE RECORD DATE FOR THE MEETING, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K. SUCH WRITTEN REQUEST SHOULD BE SENT TO MR. PATRICK L. ALEXANDER, MNB BANCSHARES, INC., P.O. BOX 308, MANHATTAN, KANSAS 66502. OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE ALSO AVAILABLE VIA THE INTERNET AT WWW.SEC.GOV.

By order of the Board of Directors

/s/Patrick L. Alexander
   President and Chief
   Executive Officer

Manhattan, Kansas
April 18, 2000

ALL STOCKHOLDERS ARE URGED TO SIGN
AND MAIL THEIR PROXIES PROMPTLY





      PROXY FOR COMMON SHARES ON BEHALF OF BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF THE STOCKHOLDERS OF
           MNB BANCSHARES, INC. TO BE HELD MAY 17, 2000


The undersigned hereby appoints Patrick L. Alexander and Brent A. Bowman, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the annual meeting of the stockholders of MNB Bancshares, Inc., to be held at the Kansas State University Student Union, 17th and Anderson Avenue, Manhattan, Kansas 66506, on Wednesday, May 17, 2000, at 2:00 p.m., local time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

1.    ELECTION OF DIRECTORS:

FOR all nominees listed below (except as marked to the contrary below)

WITHHOLD AUTHORITY to vote for all nominees listed below

Class  II (term  expires  2003):  Susan E.  Roepke  and
                                  Donald  J. Wissman

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST
ABOVE.)

2.    APPROVE THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT
      PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2000:

      For  _______   Against ______        Abstain  ______

3. In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER
PROPOSAL 1 AND FOR PROPOSAL 2.

                               Dated:                        , 2000

                               Signature(s)



NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.